Exhibit 10.18

Execution Copy

SECURITY AND PLEDGE AGREEMENT

SECURITY AND PLEDGE AGREEMENT (“Agreement”) dated as of August 15, 2005, by and between ICO North America, Inc., a Delaware corporation (the “Company”), ICO Satellite Management LLC, a Delaware limited liability company (“Management”), ICO Satellite Services G.P., a Delaware general partnership (“Services”), ICO Global Communications (Canada) Inc., a Canadian corporation (“ICO Canada”) and The Bank of New York, as the collateral agent for the Secured Parties under the Collateral Trust Agreement referred to below (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”). The Company, Management and Services are individually sometimes referred to herein as a “Grantor” and collectively as the “Grantors.”  Management, Services and ICO Canada are individually sometimes referred to herein as a “Guarantor” and collectively as the “Guarantors.”

RECITALS:

WHEREAS, the Grantors, the Parent (as defined therein), certain other Guarantors from time to time party thereto (as defined therein), The Bank of New York, as Indenture Trustee (as defined therein), and the Collateral Agent have entered into a Collateral Trust Agreement dated as of August 15, 2005 (as modified and supplemented and in effect from time to time, the “Collateral Trust Agreement”); and

WHEREAS, this Agreement is one of the Security Documents referred to in the Collateral Trust Agreement; and

WHEREAS, the Grantors have, subject to the terms and conditions of this Agreement, agreed to grant a Lien and security interest in the Pledged Collateral referred to herein;

AGREEMENT:

NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

Section 1.                                            Definitions.

1.1                                 Terms Generally. Terms used herein and not otherwise defined herein are used herein as defined in the Collateral Trust Agreement.

1.2                                 UCC. All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings therein set forth.

1.3                                 Additional Definitions. In addition, as used herein, the following defined terms shall have the following meanings:

“Agreement” means this Security and Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

“CRTC” means the Canadian Radiotelevision and Telecommunications Commission.

“CRTC Licence” means any paging, mobile telephone, specialized mobile radio, microwave, personal communications services or other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the CRTC, including any of the foregoing authorization per permit the acquisition, construction or operation of any Mobile Communications System.

“Contractual Obligation” means, as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its material property is bound.

“Copyrights” means any copyrights, copyright registrations and copyright applications, and all renewals, extensions and continuations of any of the foregoing, whether now owned or hereafter created or acquired by or assigned to any Grantor attached hereto and made a part hereof, together with any and all (i) rights and privileges arising under applicable law with respect to such Grantor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Copyright Security Agreement” means an agreement substantially in the form annexed hereto as Annex 10.

“Governmental Authority” means any nation or government, any state, provincial or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

 “Intellectual Property” means, collectively, all Intellectual Property Licenses, Copyrights, Patents, Trademarks, Trade Secrets and Software.

“Intellectual Property Collateral” has the meaning ascribed thereto in Section 3.1.

“Intellectual Property Licenses” means all license and distribution agreements with, and covenants not to sue, any other party with respect to any Patent, Trademark, Copyright or other intellectual property, including software license agreements with any other party, whether Grantor is a licensee, licensor, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present or future infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other intellectual property.

“Intellectual Property Security Agreements” means the Patent Security Agreements, the Trademark Security Agreements and Copyright Security Agreements.

“Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of a Person, taken as a whole, or on the transactions contemplated hereby.

“Patent Security Agreement” means an agreement substantially in the form annexed hereto as Annex 11.

“Patents” means any patents, patent registrations and patent applications and all renewals, extensions and continuations of any of the foregoing, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof, and (iv) all of each Grantor’s rights corresponding thereto throughout the world.

“Pledged Collateral” has the meaning ascribed thereto in Section 3.1.

“Pledged Equity” means the shares of common and preferred stock of, or partnership and other ownership interest in, the Share Issuers identified in Annex 3 and all other shares of capital stock, or partnership and other ownership interest, of whatever class or character of any Share Issuer or any other Person, now or hereafter owned by any Grantor, and all certificates evidencing the same.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

“Share Issuers” means, collectively, (a) the respective corporations, partnerships or other entities identified on Annex 3 under the caption “Share Issuer” and (b) any other Subsidiary of any Grantor.

“Software” shall mean “software” as such term is defined in the Uniform Commercial Code as in effect in the State of
New York.

“Trade Secrets” shall mean trade secrets, confidential and proprietary information and know-how, including technical, business, marketing and financial information and data, processes and techniques, research and development information, discoveries and inventions (whether or not patentable or reduced to practice), technology, formulae, drawings, schematics, business methods, specifications, models, designs, plans, proposals, pricing and cost information, business and marketing plans, and customer and supplier lists.

“Trademark Security Agreement” means an agreement substantially in the form annexed hereto as Annex 12.

“Trademarks” means any trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, any renewals of trademark and service mark registrations, Internet domain names, symbols, slogans and other indicia of source or origin, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of any Grantor’s business symbolized by the foregoing and connected therewith, and (v) all of Grantors’ rights corresponding thereto throughout the world. Notwithstanding the foregoing, the term “Trademarks” shall not include any intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(c) or 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office; provided that the foregoing exclusion shall in no way be construed to limit, impair, or otherwise affect the Collateral Agent’s continuing security interests in and liens upon any rights or interests of any Grantor in or to (i) monies due or to become due under such intent-to-use applications (and all trademark applications and registered trademarks maturing therefrom), or (ii) any proceeds from the sale, license, lease or other disposition of such intent-to-use applications (and all trademark applications and registered trademarks maturing therefrom); provided further that upon the filing and acceptance of any such intent-to-use applications, such intent-to-use applications shall be included in the definition of Trademarks.

1.4                                 Interpretation. The rules of interpretation set forth in Section 1.2 of the Collateral Trust Agreement shall apply mutatis mutandis to this Agreement as if set forth in full herein.

Section 2.                                            Representations and Warranties. Each Grantor represents and warrants to the Collateral Agent as of the date hereof that:

2.1                                 Basic Representations.

(a)                                  Each Grantor is an entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is formed, and has the requisite organizational power and authorization to own or lease its properties and to carry on its business as now being conducted and as proposed to be conducted. Each Grantor is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(b)                                 Each Grantor has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by each Grantor and the consummation by each Grantor of the transactions contemplated hereby have been duly authorized by such Grantor’s Board of Directors, and (other than the filing of appropriate UCC financing statements and analogous registrations with the appropriate states, provinces and other authorities pursuant to this Agreement and the consents set forth on Annex 5 no further filing, consent, or authorization is required by any Grantor, their respective Boards of Directors or their respective stockholders in connection therewith. This Agreement has been duly executed and delivered by each Grantor and constitute the legal, valid and binding obligation of each Grantor, enforceable against each Grantor in accordance its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)                                  The execution, delivery and performance of this Agreement by each Grantor and the consummation by each Grantor of the transactions contemplated hereby will not (i) result in a violation of the certificate of incorporation, bylaws or other organizational documents of such Grantor, or (ii) result in, or require, the creation or imposition of any Lien on any of its respective properties or revenues pursuant to any requirement of law or Contractual Obligation (other than pursuant to this Agreement), or (iii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contractual Obligation, or (iv) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Grantor, except, in the case of clauses (iii) and (iv), for such violations as would not be reasonably expected to have a Material Adverse Effect.

(d)                                 Except as disclosed on Annex 5, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the best knowledge of such Grantor, threatened against or such Grantor or any of such Grantor’s officers or directors in their capacities as such, other than actions, suits, proceedings or investigations claiming damages, fines, penalties or other payments which would not have a Material Adverse Effect.

(e)                                  No Grantor is in violation of any term of or in default under its Certificate of Incorporation, Bylaws or other organizational document. No Grantor is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to it.

2.2                                 Title. Each Grantor is the legal and beneficial owner of the Pledged Collateral in which it purports to grant a security interest pursuant to Section 3 and to the Grantor’s knowledge, no Lien exists upon such Pledged Collateral, except for the pledge and security interest in favor of the Collateral Agent created or provided for herein. The pledge and security interest in favor of the Collateral Agent constitutes a first priority perfected pledge and security interest in and to all of such Pledged Collateral.

2.3                                 Names, Etc.

(a)                                  The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of each Grantor as of the date hereof are correctly set forth in Annex 1. Annex 1 correctly specifies the place of business of each Grantor or, if the Grantor has more than one place of business, the location of the chief executive office of such Grantor.

(b)                                 On the date hereof, the Inventory and the Equipment (other than mobile goods and goods in transit) of the Grantor are kept at the locations listed on Annex 2.

(c)                                  Annex 2 also lists (i) the Grantor’s jurisdictions and types of organization, legal names and locations of chief executive office or sole place of business for the five years preceding the date hereof, if different from those referred to in Section 2.3(a), and (ii) the locations of the Grantor’s Inventory and the Equipment (other than mobile goods and goods in transit) for the four months preceding the date hereof, if different from those referred to in Section 2.3(b).

2.4                                 Changes in Circumstances. Except as described in Annex 2, no Grantor has (i) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the UCC), (ii) heretofore changed its name, or (iii) heretofore become a “new debtor” (as defined in Section 9-102(a)(56) of the UCC) with respect to a currently effective security agreement previously entered into by any other Person.

2.5                                 Pledged Equity; Instruments. The Pledged Equity identified in Annex 3 hereto constitutes all of the issued and outstanding shares of Capital Stock held by each Grantor on the date hereof, whether or not registered in the name of such Grantor. Annex 3 hereto correctly identifies, as at the date hereof, the respective Share Issuers of such Pledged Equity, and (in the case of any corporate Share Issuer) the respective class and par value of the shares comprising such Pledged Equity and the respective number of shares (and registered owners thereof) represented by each such certificate. The Pledged Equity identified in Annex 3 (a) is duly authorized, validly existing, fully paid and non-assessable (in the case of any equity interest in a corporation), (b) constitutes legal, valid and binding obligations of the applicable Share Issuer (in the case of any equity interest in a partnership) and (c) is duly issued and outstanding (in the case of any equity interest in any other entity). Each Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Equity pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement. No Grantor holds any Instruments on the date of this Agreement.

2.6                                 Intellectual Property. No Grantor owns any registered Intellectual Property Collateral. No Grantor holds any Intellectual Property Licenses (other than licenses for commercial “off-the-shelf” or “shrink-wrap” Software that are not material to the business, operations, condition (financial or otherwise) or performance of the Grantor taken as a whole). Grantor exclusively owns all right, title and interest in and to all Intellectual Property Collateral free and clear of all Liens other than exclusive licenses and non-exclusive licenses granted in the ordinary course of business. The Intellectual Property Collateral is not subject to any outstanding order, judgment, decree or agreement adversely affecting any Grantor’s use thereof or its rights thereto and, to the Grantor’s knowledge, is valid, subsisting and enforceable. Grantors do not and have not infringed or otherwise violated the Intellectual Property rights of any third party, and to each Grantor’s knowledge, no Person is infringing upon or otherwise violating any Intellectual Property rights of any Grantor other than those violations alleged in a counterclaim by a licensee of the Grantors to have been committed by Boeing Satellite Systems International Inc. and the Boeing Company. Grantor has sufficient rights to use all Intellectual Property used in its business as presently conducted, all of which rights shall survive unchanged the consummation of the transactions contemplated by this Agreement.

2.7                                 Receivables. No amount payable to any Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper. No more than $100,000.00 of Receivables in the aggregate are owed to the Grantors by obligors that are governmental authorities.

2.8                                 Deposit Accounts; Securities Accounts. No Grantor has any Deposit Accounts or Securities Accounts that are not listed on Annex 4.

2.9                                 Letters of Credit. On the date hereof, the Grantor is not the beneficiary under any letter of credit.

2.10                           Commercial Tort Claims. No Grantor has any commercial tort claims.

Section 3.                                            Pledged Collateral.

3.1                                 Grant of Security Interest. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Grantors hereby pledge and grant to the Collateral Agent as hereinafter provided, a security interest in all of the Grantors’ respective right, title and interest in all of the personal property of the Grantors, whether now owned by the Grantors or hereafter acquired and whether now existing or hereafter coming into existence, including without limitation the following (all of the property described in this Section 3.1 being collectively referred to herein as “Pledged Collateral”):

(a)                                  all Accounts, Instruments, Documents, Chattel Paper (whether tangible or electronic), Deposit Accounts, Insurance, Receivables, Inventory, Equipment, Goods, Payment Intangibles, Letter-of-Credit Rights, Fixtures, Supporting Obligations, Software and other General Intangibles;

(b)                                 all Investment Property, including all Pledged Equity;

(c)                                  all Intellectual Property, and the right to recover for past, present and future infringements or misappropriations thereof and all other rights of any kind whatsoever accruing thereunder or pertaining thereto (collectively, the “Intellectual Property Collateral”);

(d)                                 all rights of the Grantors under or relating to FCC Licenses and CRTC Licenses and the proceeds from the sale of any FCC Licenses or CRTC Licenses or any goodwill or other intangible rights or benefits associated therewith, but only at the times and to the extent permitted by law; and

(e)                                  all Proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Pledged Collateral and, to the extent related to any Pledged Collateral, all books, correspondence, credit files, records, invoices and other papers (including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Grantors or any computer bureau or service company from time to time acting for the Grantors).

3.2                                 Limitations. Notwithstanding anything to the contrary in Section 3.1:

(a)                                  In no event shall the security interest granted under Section 3.1 attach to any lease, license, contract, property rights or agreement to which any Grantor is a party (or to any of its rights or interests thereunder) if the grant of such security interest would (i) constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor therein; (ii) constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement; or (iii) require the consent of any third party, in each case except than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC;

(b)                                 In no event shall the security interest granted under Section 3.1 extend at any time to any FCC Licenses or CRTC Licenses to the extent (but only to the extent) that at such time the Collateral Agent may not validly possess a security interest therein pursuant to applicable U.S. and Canadian Federal law, including the Communications Act of 1934 (U.S.), as amended, and the Telecommunications Act (Canada), as amended, and the regulations promulgated thereunder, as in effect at such time, but such security interest does include the right to receive all Proceeds derived from or in connection with the sale, lease, assignment, transfer or any other disposition of, or assignment of rights under, the FCC Licenses and CRTC Licenses; and

(c)                                  The security interest granted under Section 3.1 shall not extend to any Escrowed Interest, any Investment Property in which the Escrowed Interest is now or hereafter may be invested, any earnings thereon, any securities account or deposit account in which the Escrowed Interest is now or hereafter may be held, and all Proceeds of all of the foregoing, in each case pledged solely to secure any Series of Secured Debt as described in Section 2.4 of the Collateral Trust Agreement.

Section 4.                                            Covenants. In furtherance of the grant of the pledge and security interest pursuant to Section 3.1, the Grantors hereby covenant and agree with the Collateral Agent that, from and after the date of this Agreement until the Secured Obligations Termination Date:

4.1                                 General. The Grantors will comply with any restrictions on or prohibitions against the sale, assignment, transfer, exchange, disposition, or grants of options in the Pledged Collateral or any portion thereof contained in the Secured Debt Documents (and solely for purposes of this sentence, the term “Secured Debt Documents” shall not include this Agreement or any other Security Agreement in favor of the Collateral Agent). No Grantor shall create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Collateral or any interest therein, except for Liens defined as “Permitted Liens” in all Secured Debt Documents (other than the Collateral Trust Agreement) that contain a definition of “Permitted Liens.”  No Grantor shall enter into any agreement or undertaking restricting the right or ability of the Grantor or the Collateral Agent to sell, assign or transfer or vote any of the Pledged Collateral or any interest therein, except as permitted by the Secured Debt Documents.

4.2                                 Notices. The Grantors will advise the Collateral Agent promptly, in reasonable detail, of:

(a)                                  any Lien (other than security interests created hereby or Liens permitted under the Collateral Trust Agreement) on any of the Pledged Collateral; and

(b)                                 of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the security interests created hereby.

4.3                                 Payment of Obligations. The Grantors will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Pledged Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Pledged Collateral, except that no such charge tax or assessment need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Grantors and (unless the collateral Agent is provided with security reasonably acceptable to it) such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Pledged Collateral or any interest therein.

4.4                                 Insurance. The Grantors will maintain such insurance as may be required under the terms of any Secured Debt Documents. All such insurance shall (x) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (y) name the Collateral Agent as insured party or loss payee, (z) if requested by the Collateral Agent, include a breach of warranty clause. The Grantors shall provide the Collateral Agent from time to time with such evidence of insurance coverage as the Collateral Agent may request, and shall provide the Collateral Agent with copies of any insurance certificates, insurance reports and other information regarding insurance it provides to any Secured Debt Representative, as and when provided to such Secured Debt Representative.

4.5                                 Recordation. Prior to or concurrently with the execution and delivery of this Agreement, the Grantors shall file such financing statements and other documents in such offices as the Collateral Agent may request to perfect the security interests granted by Section 3.1 of this Agreement. The Grantors consent that Uniform Commercial Code financing statements may be filed describing the Pledged Collateral as “all assets” or “all personal property” of the Grantors.

4.6                                 Delivery and Other Perfection. The Grantors shall:

(a)                                  promptly deliver to the Collateral Agent all certificates and instruments representing the Pledged Equity endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request, all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Pledged Collateral; or take such other action as the Collateral Agent shall reasonably deem necessary or appropriate to duly record or otherwise perfect the Lien created hereunder in such Pledged Equity under the law of the United States or a jurisdiction thereof;

(b)                                 if any of the Investment Property pledged by the Grantors in an aggregate amount in excess of $100,000 is received by the Grantors, either (i) deliver to the Collateral Agent such Investment Property (together with the certificates or instruments for any such Investment Property duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request), all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Pledged Collateral, or (ii) take such other action as shall be necessary or as the Collateral Agent shall reasonably deem necessary or appropriate to duly record or otherwise perfect the Lien created hereunder in such Investment Property under the law of the United States or a jurisdiction thereof;

(c)                                  deliver and pledge to the Collateral Agent any and all Instruments in an aggregate amount in excess of $100,000, endorsed and/or accompanied by such instruments of assignment and transfer in such form and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request; provided that so long as no Actionable Default shall have occurred and be continuing, the Grantors may collect any Instruments and the Collateral Agent shall, promptly upon request of either Grantor, make appropriate arrangements for making any Instrument pledged by the Grantors available to the Grantors, for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document);

(d)                                 execute, deliver, and record the Intellectual Property Security Agreements, in substantially the form set forth in Annexes 10-12 hereto, as applicable, or otherwise in form and substance satisfactory to the Collateral Agent for recording the security interest granted hereunder in such Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office and any other Governmental Authority necessary to perfect the security interest granted hereunder in such Intellectual Property Collateral; provided, however, that nothing in this Agreement shall be construed to require any Grantor to file any Intellectual Property Security Agreements or otherwise record or register the Collateral Agent’s security interest in the Intellectual Property Collateral any jurisdiction other than the United States and the United Kingdom, except with respect to any material Intellectual Property Collateral.

(e)                                  give, execute, deliver, file, record, authorize or obtain all such other financing statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable (in the judgment of the Collateral Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto under the law of the United States or a jurisdiction thereof or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest;

(f)                                    maintain the security interest created by this Agreement as a perfected security interest in favor of the Collateral Agent and defend such security interest against the claims and demands of all Persons whomsoever;

(g)                                 furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Collateral Agent may reasonably request, all in reasonable detail;

(h)                                 keep full and accurate books and records relating to the Pledged Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement;

(i)                                     permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Pledged Collateral, and permit representatives of the Collateral Agent to be present at the Grantor’s place of business to receive copies of all communications and remittances relating to the Pledged Collateral, and forward copies of any notices or communications received by the Grantor with respect to the Pledged Collateral, all in such manner as the Collateral Agent may require;

(j)                                     at the sole expense of the Grantors, promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as are required for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted or as the Collateral Agent may reasonably request, including (1) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (2) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Pledged Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto;

(k)                                  provide the Collateral Agent with at least 30 days’ prior written notice of a change (i) in its location (as defined in Section 9-307 of the UCC), (ii) in the place or places where it maintains any of its books and records relating to the Pledged Collateral, or (iii) in its name, in each case, together with all additional financing statements and other documents requested by the Collateral Agent to maintain the validity, perfection and priority of the security interest granted pursuant hereto.

4.7                                 Other Financing Statements and Liens. Except with respect to Liens included in the definition of “Permitted Liens” under all Secured Debt Documents (other than the Collateral Trust Agreement) that contain a definition of “Permitted Liens,” each Grantor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Pledged Collateral in which the Collateral Agent is not named as the sole secured party. Except as otherwise permitted under the Collateral Trust Agreement, the Grantor shall not permit any Person other than the Collateral Agent to have Control of any Deposit Account or Investment Property included in the Pledged Collateral.

4.8                                 Pledged Equity. So long as no Actionable Default shall have occurred and be continuing and except as otherwise provided in the Collateral Trust Agreement, the Grantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Equity for all purposes not inconsistent with the terms of this Agreement, the

Indenture and the Collateral Trust Agreement or any other instrument or agreement referred to herein or therein, provided that the Grantors agree that they will not vote the Pledged Equity in any manner that is inconsistent with the terms of this Agreement, any Secured Debt Document or the Collateral Trust Agreement; and the Collateral Agent shall execute and deliver to the Grantor or cause to be executed and delivered to the Grantors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the rights and powers which its is entitled to exercise pursuant to this Section 4.7. Except as otherwise provided in this Agreement or the Collateral Trust Agreement, the Grantors shall be entitled to receive and retain any non-liquidating dividends, distributions or proceeds on the Pledged Equity paid in cash, and shall be entitled to receive any liquidating distributions, dividends and proceeds on the Pledged Equity paid in cash to the extent permitted by the Collateral Trust Agreement and all applicable Secured Debt Documents.

4.9                                 Securities Accounts; Deposit Accounts.

(a)                                  If any Grantor shall now or hereafter have rights in any Securities Account with any securities intermediary, the Grantor shall immediately notify the Collateral Agent thereof and, pursuant to a control agreement in form and substance reasonably satisfactory to the Collateral Agent, cause such securities intermediary to agree to comply with entitlement orders or other instructions originated by the Collateral Agent to such securities intermediary as to the securities or other financial assets contained therein without consent from the Grantor.

(b)                                 The Grantors shall enter into a control agreement with the depository bank maintaining the Deposit Accounts described in Annex 4 within 15 days after the date hereof, in form and substance reasonably satisfactory to the Collateral Agent, wherein such bank shall agree to comply with instructions to such bank originated by the Collateral Agent directing the disposition of funds in such Deposit Account without consent from the Grantor. If any Grantor shall hereafter have rights in any Deposit Account maintained with any bank, the Grantor shall immediately notify the Collateral Agent thereof and, pursuant to a control agreement in form and substance reasonably satisfactory to the Collateral Agent, cause such bank to agree to comply with instructions to such bank originated by the Collateral Agent directing the disposition of funds in such Deposit Account without consent from the Grantor.

4.10                           Receivables.

(a)                                  Other than in the ordinary course of business consistent with its past practice, the Grantors will not (v) grant any extension of the time of payment of any Receivable, (w) compromise or settle any Receivable for less than the full amount thereof, (x) release, wholly or partially, any Person liable for the payment of any Receivable, (y) allow any credit or discount whatsoever on any Receivable or (z) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b)                                 The Grantors will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

4.11                           Intellectual Property.

(a)                                  In the event that the Grantors become aware that any item of Intellectual Property Collateral is being infringed, misappropriated or otherwise violated by a third party, Grantors shall promptly notify the Collateral Agent and shall take all reasonable and appropriate actions, at its expense, to protect or enforce such Intellectual Property Collateral, including suing for infringement or misappropriation and for an injunction against such infringement or misappropriation if Grantor determines such suit to be reasonable and appropriate.

(b)                                 With respect to each item of its registered Intellectual Property Collateral, each Grantor agrees, in each case to the extent it believes it reasonable or necessary to do so in its reasonable business judgment, to maintain, at its expense, (i) such registered Intellectual Property Collateral in full force and effect, and (ii) each registered Patent, Trademark and Copyright now or hereafter included in such Intellectual Property Collateral of Grantor, including the payment of required fees and taxes, the filing of applications for renewal or extension, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. Each Grantor shall take all reasonable and appropriate steps to preserve and protect each item of the foregoing Intellectual Property Collateral, including maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and ensuring that all licensed users of any of the Trademarks use such consistent standards of quality.

(c)                                  No Grantor shall, without the written consent of the Collateral Agent, discontinue use of or otherwise abandon any registered and/or material Intellectual Property Collateral, unless Grantor shall have previously reasonably determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer necessary in the conduct of Grantor’s business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect, in which case, such Grantor will give prompt notice of any such abandonment to the Collateral Agent.

(d)                                 Each Grantor agrees promptly to notify the Collateral Agent if Grantor becomes aware (i) that any item of its Intellectual Property Collateral may have become abandoned, placed in the public domain, invalid or unenforceable, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office or any court) regarding any item of Intellectual Property Collateral. The Grantors shall not do or permit any act or knowingly omit to do any act whereby any of its material Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.

(e)                                  Each Grantor agrees that should it obtain an ownership interest in any item of Intellectual Property that is not on the date hereof a part of the Intellectual Property Collateral (“Additional Intellectual Property”), (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such Additional Intellectual Property shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement. Each Grantor shall give prompt written notice to the Collateral Agent reasonably identifying any Additional Intellectual Property, and each Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Annexes 10-12 hereto, as applicable or otherwise in form and substance reasonably satisfactory to the Collateral Agent covering such Additional Intellectual Property, which agreement shall be recorded with the United States Patent and Trademark Office, United States Copyright Office and any other Governmental Authority necessary to perfect the security interest granted hereunder in such Additional Intellectual Property.

(f)                                    For the purpose of enabling the Collateral Agent to exercise its rights and remedies under Section 5 of this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, assign, license or sublicense the Intellectual Property Collateral, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(g)                                 Subject to and upon the terms hereof and of any Secured Debt Document that limits the right of each Grantor to dispose of its property, so long as no Actionable Default shall have occurred and be continuing, the Grantor will be permitted to exploit, use, enjoy, protect, license non-exclusively and sublicense non-exclusively the Intellectual Property Collateral, solely in the ordinary course of the business of such Grantor.

(h)                                 Upon release of the Collateral Agent’s Lien on the Pledged Collateral pursuant to the Collateral Trust Agreement, the license granted pursuant to Section 4.10(f) shall terminate.

4.12                           Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with the Grantors that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under New York UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Actionable Default has occurred and is continuing or would occur after taking into account any action by either Grantor with respect to such Electronic Chattel Paper or transferable record.

4.13                           Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under any letter of credit now or hereafter issued in favor of the Grantor in amounts in the aggregate in excess of $100,000, such Grantor shall promptly notify the Collateral Agent thereof and the Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letters of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letters of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letters of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under such letters of credit are to be applied as provided in the Collateral Trust Agreement. The Collateral Agent agrees that for so long as no Actionable Default has occurred and is continuing, it will promptly remit all proceeds from draws on letters of credit to the Grantors. The Collateral Agent shall, at the written request of the Grantor, submit to the issuer of any such letters of credit such requests for draws as may be required to draw under the letter of credit.

4.14                           Commercial Tort Claims. Each Grantor shall advise the Collateral Agent promptly in writing of any commercial tort claims held by the Grantor individually or in the aggregate in excess of $100,000 and shall promptly execute a supplement to this Agreement in form and substance as shall be sufficient to grant a security interest in such commercial tort claim to the Collateral Agent.

4.15                           No Exercise. The Collateral Agent agrees that notwithstanding anything contained in this Agreement, the Collateral Agent shall not be entitled to submit any entitlement orders or other instructions with respect to Securities Accounts, Deposit Accounts or any Investment Property or monies therein except when an Actionable Default has occurred and is continuing.

4.16                           Notice of Creation  or Acquisition of Additional Pledged Collateral. Within 10 days after the end of each fiscal quarter, each Grantor shall furnish the Collateral Agent with a report listing for such quarter:

(a)                                  any Subsidiary formed or acquired by the Grantor;

(b)                                 any certificated securities or uncertificated securities not held in a securities account acquired by the Grantor;

(c)                                  any change in name, jurisdiction of organization or chief executive office of the Grantor;

(d)                                 any new location of Inventory or Equipment of the Grantor;

(e)                                  all Promissory Notes, Instruments or Chattel Paper received by the Grantor with a value in excess of $100,000;

(f)                                    any securities account or deposit account opened by the Grantor;

(g)                                 all applications for and registration received by the Grantor in respect of any Intellectual Property;

(h)                                 any Letter of Credit Rights acquired by the Grantor; and

(a)                                  any Commercial Tort Claims acquired by the Grantor.

4.17                           Excluded Pledged Collateral. The Grantors will use their respective commercially reasonable efforts to ensure that all contracts, agreements, leases and licenses acquired or entered into by any of them after the date of this Agreement will not contain provisions that will cause them to be excluded from the Pledged Collateral pursuant to Section 3.2.

Section 5.                                            Remedies.

5.1                                 Default. During the period during which an Actionable Default shall have occurred and be continuing:

(a)                                  each Grantor shall, at the request of the Collateral Agent, assemble the Pledged Collateral owned by it at such place or places, reasonably convenient to the Collateral Agent and such Grantor, designated in the Collateral Agent’s request;

(b)                                 the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Pledged Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Pledged Collateral;

(c)                                  the Collateral Agent shall have all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Equity as if the Collateral Agent were the sole and absolute owner thereof (and the Grantor agrees to take all such action as may be appropriate to give effect to such right);

(d)                                 the Collateral Agent in its discretion may, in its name or in the name of the Grantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Pledged Collateral, but shall be under no obligation to do so; and

(e)                                  the Collateral Agent may, upon ten Business Days’ prior written notice to the Grantors of the time and place, with respect to the Pledged Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, sell, lease, assign or otherwise dispose of all or any part of such Pledged Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any holder of any Secured Obligation or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Pledged Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantors, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned. Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Equity, to limit purchasers to those who will agree, among other things, to acquire the Pledged Equity for their own account, for investment and not with a view to the distribution or resale thereof. The Grantors acknowledge that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Equity for the period of time necessary to permit the respective issuer thereof to register it for public sale.

(f)                                    the Collateral Agent may, by written notice to the relevant Grantor, declare the entire right, title and interest of Grantor in and to all Intellectual Property Collateral, vested in the Collateral Agent for the benefit of the Secured Parties, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Parties, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.10 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable governmental authority; (ii) take and use, practice under or sell the Intellectual Property Collateral and the right to carry on the business and use the assets of Grantor in connection with which the Intellectual Property Collateral has been used; and (iii) direct Grantor to refrain, in which event such Grantor shall refrain, from using or practicing under the Intellectual Property Collateral in any manner whatsoever, directly or indirectly, and such Grantor shall execute such further documents that the Collateral Agent may reasonably request to further confirm this and to transfer ownership of the Intellectual Property Collateral to the Collateral Agent.

5.2                                 Certain matters Relating to Receivables. The Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications. At any time and from time to time, upon the Collateral Agent’s request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

5.3                                 Communications with Obligors; Grantors Remain Liable

(a)                                  The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Actionable Default communicate with obligors under the Receivables to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables.

(a)                                  Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Actionable Default, the Grantors shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent.

(b)                                 Anything herein to the contrary notwithstanding, the Grantors shall remain liable under each of the Receivables and all other contracts included in the Pledged Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Collateral Agent shall not have any obligation or liability under any Receivable (or any agreement giving rise thereto) or other contracts by reason of or arising out of this Agreement or the receipt by the Collateral Agent of any payment relating thereto, nor shall the Collateral Agent be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto or other contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.4                                 Private Sale; Registration Rights.

(a)                                  The Collateral Agent and Secured Parties shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Grantor hereby waives any claims against the Collateral Agent or any Secured Party arising by reason of the fact that the price at which the Pledged Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Pledged Collateral to more than one offeree.

(b)                                 If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Collateral, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Collateral, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Grantors will, at any time and from time to time, upon the written request of the Collateral Agent, use their respective best efforts to take such action, and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of the Pledged Collateral including to (i) execute and deliver all such agreements, instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register and sell the Pledged Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use their respective best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Collateral, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto or in the opinion of any underwriters selected by Collateral Agent to effectuate such purchase. The Grantors further agree to indemnify, defend and hold harmless the Collateral Agent, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and other charges of legal counsel to the Collateral Agent), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Grantors of the Pledged Collateral by the Collateral Agent expressly for use therein. The Grantors further agree, upon written request, to use their respective best efforts to qualify, file or register any of the Pledged Collateral under the “Blue Sky” or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations and (y) to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act. The Grantors will bear all costs and expenses of carrying out its obligations under this Section.

(c)                                  The Grantors agree to use their best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this section valid and binding and in compliance with any and all applicable requirements of law.

5.5                                 Deficiency. The Grantors shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to pay its Secured Obligations and the fees and other charges of any attorneys employed by the Collateral Agent to collect such deficiency.

5.6                                 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Pledged Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this Section 5 shall be applied by the Collateral Agent in accordance with Section 3.4 of the Collateral Trust Agreement.

5.7                                 Proceeds of Accounts. If so requested by the Collateral Agent at any time after the occurrence and during the continuance of an Actionable Default, each Grantor shall instruct all account debtors in respect of Accounts, Chattel Paper and General Intangibles and all obligors on Instruments to make all payments in respect thereof either (a) directly to the Collateral Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Collateral Agent) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Collateral Agent) under arrangements, in form and substance satisfactory to the Collateral Agent, pursuant to which such Grantor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Collateral Agent. In addition to the foregoing, each Grantor agrees that, at any time after the occurrence and during the continuance of an Actionable Default, if the proceeds of any Pledged Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, the Grantor shall, upon the request of the Collateral Agent, as promptly as possible remit such proceeds to the Collateral Agent. Until so deposited, all such proceeds shall be held in trust by the Grantor for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of the Grantor. Upon the occurrence and during the continuance of any Actionable Default, upon request of the Collateral Agent, the Grantor shall promptly notify (and the Grantor hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Pledged Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Pledged Collateral are to be made directly to the Collateral Agent.

5.8                                 Payments on Pledged Equity. If any Actionable Default shall have occurred and be continuing, all dividends and other distributions of any kind or nature on the Pledged Equity shall be paid directly to the Collateral Agent and retained by it as part of the Pledged Collateral, subject to the terms of this Agreement and the Collateral Trust Agreement, and, if the Collateral Agent shall so request in writing, the Grantor agrees to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and documents to that end.

5.9                                 Regulatory Matters.

(a)                                  At any time after the occurrence and during the continuance of an Actionable Default, the Grantor shall take all lawful action that the Collateral Agent may reasonably request in the exercise of its rights and remedies hereunder with respect to the FCC Licenses and the CRTC Licenses included in the Pledged Collateral, including without limitation the right to require each Grantor to transfer or assign the FCC Licenses and the CRTC Licenses held by it to any Person. In furtherance of this right, each Grantor shall (i) cooperate fully with the Collateral Agent in obtaining all approvals and consents from the FCC and each other Governmental Authority that the Collateral Agent may deem necessary or advisable to accomplish any such transfer or assignment of such FCC Licenses and the CRTC Licenses, and (ii) prepare, execute and file with the FCC and the CRTC and any other Governmental Authority any application, request for consent, certificate or instrument that the Collateral Agent may deem necessary or advisable to accomplish any such transfer or assignment of such FCC Licenses and CRTC Licenses.

(b)                                 In furtherance of the authority granted in Section 5.9 above, the Collateral Agent is authorized to request the consent or approval of the FCC or the CRTC or any other Governmental Authority to a voluntary or an involuntary transfer of control of each Grantor or the voluntary or involuntary assignment of any FCC Licenses held by the Grantor. In connection with the exercise of its remedies under this Agreement, the Collateral Agent may obtain the appointment of a trustee or receiver to assume control of such Grantor, subject to any required prior approval of the FCC or any other Governmental Authority. Such trustee or receiver shall have all rights and powers provided to it by law or by court order or provided to the Collateral Agent under this Agreement.

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, (i) the Collateral Agent will not take any action hereunder that would constitute or result in any transfer of control or assignment of the FCC Licenses, the CRTC Licenses or the Grantor without obtaining all necessary FCC, CRTC and other Governmental Authority approvals, and (ii) the Collateral Agent shall not foreclose on, sell, assign, transfer or otherwise dispose of, or exercise any right to control the FCC Licenses and the CRTC Licenses as provided herein or take any other action that would affect the operational, voting, or other control of the Grantor, unless such action is taken in accordance with the provisions of the Communications Act of 1934 (U.S.), as from time to time amended, the Telecommunications Act (Canada), as amended from time to time, and the rules, regulations and published policies of the FCC, the CRTC and any other Governmental Authority.

5.10                           Attorney-in-Fact, etc.

(a)                                  The Grantors hereby irrevocably constitute and appoint the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantors and in the name of the Grantors or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantors hereby give the Collateral Agent the power and right, on behalf of the Grantors, without notice to or assent by the Grantors, to do any or all of the following:

(i)                                     in the name of the Grantors or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Pledged Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Pledged Collateral whenever payable;

(ii)                                  in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of the Grantor relating thereto or represented thereby;

(iii)                               pay or discharge taxes and Liens levied or placed on or threatened against any of the Pledged Collateral, effect any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)                              execute, in connection with any sale provided for in Section 5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Pledged Collateral;

(v)                                 direct any party liable for any payment under any of the Pledged Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vi)                              ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Pledged Collateral;

(vii)                           sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Pledged Collateral;

(viii)                        commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Pledged Collateral or any portion thereof and to enforce any other right in respect of any Pledged Collateral;

(ix)                                defend any suit, action or proceeding brought against the Grantor with respect to any Pledged Collateral;

(x)                                   settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate;

(xi)                                assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and

(xii)                             generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and the Grantors’ expense (including reasonable attorneys’ fees), at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Pledged Collateral and the Collateral Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantors might do.

(b)                                 Anything in Section 5.10(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 5.10(a) unless an Actionable Default  shall have occurred and be continuing.

(c)                                  If the Grantors fail to perform or comply with any of its agreements contained herein or in any contract included in the Pledged Collateral, the Collateral

Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(d)                                 The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 5.10, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Second Priority Lien Obligations pursuant to the Indenture, from the date of payment by the Collateral Agent to the date reimbursed by the Grantor, shall be payable by the Grantor to the Collateral Agent on demand.

(e)                                  The Grantors hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

5.11                           Filing of Financing Statements. Each Grantor authorizes the Collateral Agent to file or record financing statements, any amendments thereto and other filing or recording documents or instruments with respect to the Pledged Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement including any financing statement describing the Pledged Collateral as “all assets,” “all personal property” or any similar description. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 6.                                            Termination and Release.

6.1                                 Termination. This Agreement shall terminate on the Secured Obligations Termination Date, and upon compliance with the provisions of Article V of the Collateral Trust Agreement, and at the request and sole expense of the Grantors, the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Pledged Collateral and money received in respect thereof, to or on the order of the Grantors.

6.2                                 Release of Guarantors. This Agreement shall terminate as to either or both Guarantors upon the release of the Guarantors pursuant to Article V of the Collateral Trust Agreement.

6.3                                 Release of Specific Pledged Collateral. Upon the sale, assignment, transfer or conveyance of any specific item or items of Pledged Collateral in compliance with the provisions of clause (ii) or clause (iii) of Section 5.1(a) of the Collateral Trust Agreement, the Lien granted hereby shall terminate as to such Pledged Collateral; provided that the Lien of the Collateral Agent in any Proceeds from the sale, assignment, transfer or conveyance of such Pledged Collateral shall continue unless otherwise specifically provided by any applicable Security Document.

Section 7.                                            Miscellaneous.

7.1                                 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient at its “Address for Notices” specified pursuant to Section 8.5 of the Collateral Trust Agreement and shall be deemed to have been given at the times specified in said Section.

7.2                                 Further Assurances. The Grantors agree that, from time to time upon the written request of the Collateral Agent, the Grantors will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

7.3                                 No Waiver. No failure on the part of the Collateral Agent or any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

7.4                                 Amendments. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Grantors and the Collateral Agent. Any such amendment or waiver shall be binding upon the Collateral Agent, the Grantors, each other Secured Party and each holder of Secured Obligations.

7.5                                 Collateral Trust Agreement Controls. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in the Collateral Trust Agreement, the terms and provisions of the Collateral Trust Agreement shall supersede and control the terms and provisions of this Agreement. This Agreement supplements, but does not limit or supersede, the security interests being concurrently granted by ICO Canada under Canadian law or by the Company under English law.

7.6                                 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Grantors and the Collateral Agent, each of the other Secured Parties and each holder of any Secured Obligations.

7.7                                 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

7.8                                 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.9                                 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

7.10                           Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

7.11                           Modification of Indebtedness. The Guarantors shall remain obligated hereunder, and the security interests granted hereunder shall remain in full force and effect, notwithstanding that, without notice to or further assent by the Secured Obligations or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Secured Parties or the Collateral Agent, and the Indenture and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Secured Parties or the Collateral Agent may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Secured Parties or the Collateral Agent for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. The Secured Parties and the Collateral Agent shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by them as security for the Secured Obligations or any property subject thereto.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ICO NORTH AMERICA, INC.

By:	/s/ Craig Jorgens
Name:
Title:

ICO SATELLITE MANAGEMENT LLC

By:	/s/ D. Schmitt
Name:	Dennis Schmitt
Title:	CFO

ICO SATELLITE SERVICES G.P.

By:	/s/ D. Schmitt
Name:	Dennis Schmitt
Title:	CFO

THE BANK OF NEW YORK, as Collateral Agent

By:	/s/ STACEY B. POINDEXTER
Name:	STACEY B. POINDEXTER
Title:	ASSISTANT VICE PRESIDENT

ICO GLOBAL COMMUNICATIONS (CANADA) INC.

By:	/s/ D. Schmitt
Name:	Dennis Schmitt
Title:	CFO